UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events

American Realty Capital New York City REIT suspends distributions to continue to maximize long-term upside potential for the portfolio

On February 27, 2018, the board of directors (the “Board”) of American Realty Capital New York City REIT, Inc. (the “Company” or “NYCR”) unanimously authorized a suspension of the distributions the Company pays to holders of the Company’s common stock, effective as of March 1, 2018.

The Board has suspended distributions to enhance the Company’s ability to execute on acquisitions, repositioning and leasing efforts related to the six properties owned by NYCR. The Board believes this change better positions the Company for future growth and a successful future liquidity event.

The repositioning and leasing initiatives have already generated positive results, increasing NYCR’s occupancy level across its portfolio to above the 87.1% level at the end of the third quarter. Occupancy at the Company’s 9 Times Square property has grown significantly since the 58.3% level reported for the quarter ended June 30, 2017 and the Company expects to demonstrate in its year end results even further growth momentum specific to that property and to the overall portfolio. The Company believes the repositioning strategy undertaken on the ground floor retail space at 9 Times Square has made the Seventh Avenue retail frontage more attractive to potential tenants, while the new lobby and the pre-built office suites will accelerate lease up and drive increased property value.

The Company expects that cash retained by the suspension of distributions will facilitate capital expenditures related to tenant improvements, new leases, lease renewals, and acquisitions in New York City at attractive cap rates. The Company believes that certain tenant incentives, including free rent periods and tenant improvements, will drive occupancy rates higher and extend the average duration of the Company’s leases. While the Company will not receive cash during initial free rent periods, it is often able to negotiate longer, more attractive lease terms by having the flexibility to include such a feature.

The Board took all aspects of the Company’s business and its view of the current and near term New York City real estate market under advisement when considering this change in distribution policy. The Board believes that prioritizing reinvestment in the portfolio through acquisitions, capital expenditures and lease up is in the best interest of the Company and its shareholders.

The Board will continue to evaluate the Company’s performance and expects to assess the Company’s distribution policy no sooner than one year from today.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: February 28, 2018	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Executive Chairman, Chief Executive Officer, President and Secretary